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                                                                EXHIBIT 99(a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                        MONEYGRAM PAYMENT SYSTEMS, INC.

                                       AT
                              $17.00 NET PER SHARE

                                       BY

                      PINE VALLEY ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                                   VIAD CORP

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME,
             ON FRIDAY, MAY 8, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                  April 10, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated April 10, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") and other materials relating to the Offer by PINE VALLEY ACQUISITION CORPORATION, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of VIAD CORP, a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $.01 per share (collectively, the "Shares"), of MONEYGRAM PAYMENT SYSTEMS, INC., a Delaware corporation (the "Company"), at $17.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $17.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

          2. The Offer and withdrawal rights will expire at 12:00 Noon, New York City time, on Friday, May 8, 1998, unless the Offer is extended.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of April 4, 1998 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will be
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     merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Parent, Purchaser or any wholly owned subsidiary of Parent or the Company or held by stockholders who perfect their dissenters' rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

          4. Purchaser reserves the right, in its sole discretion, at any time or from time to time, subject to the terms of the Merger Agreement, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to Norwest Bank Minnesota, N.A. (the "Depositary"). Any such extension will be followed as promptly as practicable by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled date on which the Offer was to expire. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer. If, on the initial scheduled expiration date of the Offer, (A) the sole condition remaining unsatisfied is either (x) the failure of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") to have expired or been terminated, or (y) the failure to obtain a Pre-Offer Approval relating to certain regulatory approvals (as defined in the Merger Agreement), the Purchaser shall extend the Offer from time to time until five business days after the later of expiration or termination of the waiting period under the HSR Act or the receipt of all Pre-Offer Approvals or (B) if the sole condition remaining unsatisfied on the initial scheduled expiration date of the Offer is due to the Company's failure to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement, the Purchaser shall, so long as the breach can be cured and the Company is vigorously attempting to cure such breach, extend the Offer from time to time until five business days after such breach is cured (provided that Purchaser shall not be required to extend the Offer under (A) or (B) above beyond 45 calendar days after such initial scheduled expiration date).

          5. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger, has determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company and unanimously recommends that stockholders accept the Offer and approve the Merger.

          6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, at least that number of Shares constitute a majority of the outstanding Shares of the Company on a fully diluted basis ("Minimum Condition"). Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions set forth in the Offer to Purchase, which may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion, provided, however, that the Minimum Condition may not be waived without the prior approval of the Company and that no change may be made which decreases the price per Share payable in the Offer or which imposes conditions to the Offer in addition to those set forth in the Merger Agreement.

          7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Salomon Smith Barney or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.
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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                        MONEYGRAM PAYMENT SYSTEMS, INC.

                            AT $17.00 NET PER SHARE

                                       BY

                      PINE VALLEY ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                                   VIAD CORP

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 10, 1998 and the related Letter of Transmittal, in connection with the offer by PINE VALLEY ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of VIAD CORP, a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $.01 per share (collectively, the "Shares"), of MONEYGRAM PAYMENT SYSTEMS, INC., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

Dated:
--------------------------- , 1998

NUMBER OF SHARES TO BE TENDERED: --------------------------- SHARES*

Signature(s):
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Please Print Name(s):
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Please Print Address(es):
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Area Code and Telephone Number(s):
                                 -----------------------------------------------
Tax Identification or Social Security Number(s):
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* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
  (our) account will be tendered.